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                                                                      EXHIBIT 99

                               PCI SERVICES, INC.

                                STOCK OPTION PLAN
















                                                      DATED: September 20, 1991
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                                                   TABLE OF CONTENTS

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                                                                                                               Page
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1.       Definitions............................................................................................  1

2.       Purpose................................................................................................  3

3.       Plan Adoption and Term.................................................................................  4

4.       Administration of Plan.................................................................................  4

5.       Eligibility............................................................................................  5

6.       Options................................................................................................  6

7.       Option Price...........................................................................................  6

8.       Duration of Options....................................................................................  7

9.       Conditions Relating to Exercise of Options.............................................................  7

10.      Effect of Termination of Employment or Death........................................................... 10

11.      No Special Employment Rights........................................................................... 11

12.      Rights as a Shareholder................................................................................ 12

13.      Anti-dilution Provision................................................................................ 12

14.      Withholding Taxes...................................................................................... 13

15.      Amendment of the Plan.................................................................................. 13

16.      Miscellaneous.......................................................................................... 14

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                      PCI SERVICES, INC. STOCK OPTION PLAN

         1. Definitions

                  As used in this Plan, the following definitions apply to the terms indicated below:

                  (a) "Board" means the Board of Directors of the Company.

                  (b) "Committee" means the Stock Option Committee appointed by the Board from time to time to administer the Plan. The Committee shall consist of at least three persons, who shall be directors of the Company, and who shall not be or have been eligible, while serving on the Committee or within one year prior thereto, to receive grants of Options pursuant to this Plan or any plan of the Company or any of its affiliates entitling the participants therein to acquire stock, stock options, or stock appreciation rights of the Company or any of its affiliates.

                  (c) "Company" means PCI Services, Inc.

                  (d) "Fair Market Value" of a Share on a given day means the mean between the highest and lowest quoted selling prices of a Share as reported on the principal securities exchange on which the Shares are then listed or admitted to trading, or if not so reported, the mean between the highest and lowest selling prices as reported on the National Association of Securities Dealers Automated Quotation System, or if not so reported, as furnished by any members of the National Association of Securities Dealers, Inc. selected by the Committee. If the price of a Share shall not be so quoted, the Fair Market Value shall be determined by the Committee taking into account all relevant facts and circumstances.

                  (e) "Grantee" means a person who is either an Optionee or an Optionee-Shareholder.
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                  (f) "Incentive Stock Option" means an Option that qualifies as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

                  (g) "Nonqualified Option" means an Option that is not an Incentive Stock Option.

                  (h) "Option" means a right to purchase Shares under the terms and conditions of this Plan as evidenced by an option certificate or agreement for Shares in such form, not inconsistent with this Plan, as the Committee may adopt for general use or for specific cases from time to time.

                  (i) "Optionee" means a person other than an Optionee-Shareholder to whom an option is granted under this Plan.

                  (j) "Optionee-Shareholder" means a person to whom an option is granted under this Plan, and who at the time such option is granted owns, actually or constructively, stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or its parent or subsidiary corporations.

                  (k) "Plan" means this Stock Option Plan, including any amendments to the Plan.

                  (l) "Share" means a share of the Company's common stock, par value $0.001 per share, now or hereafter owned by the Company as treasury stock, or authorized but unissued shares of the Company's common stock, subject to adjustment as provided in this Plan.

                  (m) "Subsidiary" means any corporation, now or hereafter existing, in an unbroken chain of corporations beginning with the Company if, at the time of granting an Option,

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each of the corporations in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

                  (n) Options shall be deemed "granted" under this Plan on the date on which the Committee, by appropriate action, approves the grant of an Option hereunder, or on such subsequent date as the Committee may designate.

                  (o) As used herein, the masculine includes the feminine, the plural includes the singular, and the singular includes the plural.

         2. Purpose

         The purposes of the Plan are as follows:

                  (a) To secure for the Company and its shareholders the benefits arising from share ownership by those directors, officers and key employees of the Company and its Subsidiaries who will be responsible for the Company's future growth and continued success. The Plan is intended to provide an incentive to directors, officers and key employees by providing them with an opportunity to acquire an equity interest, or increase an existing equity interest, in the Company, thereby increasing their personal stake in its continued success and progress.

                  (b) To enable the Company and its Subsidiaries to obtain and retain the services of key employees, by providing such key employees with an opportunity to acquire Shares under the terms and conditions of, and in the manner contemplated by, this Plan.

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         3.       Plan Adoption and Term

                  (a) This Plan shall become effective upon its adoption by the Board, and Options may be issued upon such adoption and from time to time thereafter; provided, however, that the Plan, if adopted by the Committee, shall be submitted to the Board for its approval at its next regularly scheduled meeting; and provided further, that the Plan shall be submitted to the Company's shareholders for their approval at the next annual meeting of shareholders, or prior thereto at a special meeting of shareholders expressly called for such purpose; and provided further, that the approval of the Company's shareholders shall be obtained within 12 months after the date of adoption of the Plan. If the Plan is not approved at such a meeting by the affirmative vote of a majority of all shares entitled to vote upon the matter, then this Plan and all Options then outstanding under it shall forthwith automatically terminate and be of no force and effect.

                  (b) Subject to the provisions hereinafter contained relating to amendment or discontinuance, this Plan shall continue to be in effect for ten
(10) years after the date of the aforesaid shareholder approval, or the date of adoption by the Board, whichever is earlier. No Options may be granted hereunder except within such period of ten (10) years.

         4.       Administration of Plan

                  (a) This Plan shall be administered by the Committee. Except as otherwise expressly provided in this Plan, the Committee shall have the authority to interpret the provisions of the Plan, to construe the terms of any Option, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of Options granted hereunder, and to make all other determinations which shall, in the judgment of the Committee, be necessary or

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desirable for the administration of the Plan. Without limiting the foregoing, the Committee, shall, to the extent and in the manner contemplated herein, exercise the discretion granted to it to determine who shall participate in the Plan, how many Shares shall be sold to each such participant, and the prices at which Shares shall be sold to participants. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent it shall deem expedient to carry the Plan into effect, and shall be the sole and final judge of such expediency.

                  (b) No member of the Committee shall be liable for any action taken or omitted, or any determination made, by such member in good faith relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee, which approval shall not be unreasonably withheld) arising out of any act or omission in connection with the Plan, unless arising out of such person's own fault or bad faith.

         5.       Eligibility

         Directors, Officers and key employees of the Company and Subsidiaries shall be eligible for selection by the Committee to participate in the Plan. No member of the Committee shall be eligible to participate in the Plan. An employee who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options if the Committee shall so determine.

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         6.       Options

                  (a) Subject to adjustment as provided in Paragraph 13 hereof, Options may be issued pursuant to the Plan for the purchase of not more than 600,000 Shares; provided, however, that if, prior to the termination of the Plan, an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased Shares subject thereto shall be available for reissuance under the Plan.

                  (b) All Options granted under the Plan shall be clearly identified either as Incentive Stock Options or as Nonqualified Options. Each Option granted under the Plan shall be evidenced by an option certificate in such form, not inconsistent with this Plan, as the Committee may adopt for general use or for specific cases from time to time.

                  (c) The aggregate Fair Market Value (determined as of the time Options are granted) of the Shares with respect to which incentive stock options are exercisable for the first time by an Optionee during any calendar year (whether granted under this Plan or any other plan of the Company or any parent or Subsidiary of the Company under which incentive stock options may be granted), shall not exceed $100,000.

         7.       Option Price

                  (a) The purchase price per Share deliverable upon the exercise of an Option shall be determined by the Committee; provided, however, that the purchase price per Share at which Shares may be purchased pursuant to any Incentive Stock Option shall not be less than 100% of the Fair Market Value of such Shares on the date an Option is granted to an Optionee, and shall

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not be less than 110% of the Fair Market Value of such Shares on the date an
Option is granted to an Optionee-Shareholder.

                  (b) Payment for Shares purchased by exercise of an Option may be made (i) in cash; (ii) in Shares valued at their Fair Market Value on the date of exercise, or (iii) in a combination of cash and Shares.

         8.       Duration of Options

                  Each Incentive Stock Option and all rights thereunder shall expire, and such Incentive Stock Option shall no longer be exercisable, on a date not later than ten (10) years from the date on which the Incentive Stock Option was granted. Each Nonqualified Option and all rights thereunder shall expire, and such Nonqualified Option shall no longer be exercisable, on a date not later than ten (10) years and one (1) day from the date on which the Nonqualified Option was granted. Options may expire and cease to be exercisable on such earlier date as the Committee may determine at the time of grant. Anything hereinabove to the contrary notwithstanding, an Incentive Stock Option granted to an Optionee-Shareholder and all rights thereunder shall expire, and such Incentive Stock Option shall no longer be exercisable, on a date not later than five (5) years after the date on which such Incentive Stock Option was granted. All Options, regardless of to whom granted, shall be subject to earlier termination as provided herein.

         9.       Conditions Relating to Exercise of Options

                  (a) The Shares subject to any Option may be purchased at any time during the term of the Option, unless, at the time an Option is granted, the Committee shall have fixed a specific period or periods in which exercise must take place. To the extent an Option is not

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exercised when it becomes initially exercisable, or is exercised only in part, the Option or remaining part thereof shall not expire, but shall be carried forward and shall be exercisable until the expiration or termination of the Option. Partial exercise shall be permitted from time to time; provided, however, that no partial exercise of an Option shall be for a number of Shares having a purchase price of less than $1,000.

                  (b) No Option shall be transferable by the Grantee thereof other than by will or by the laws of descent and distribution, and Options shall be exercisable during the lifetime of a Grantee only by such Grantee or, to the extent that such exercise would not prevent an Option from qualifying as an incentive stock option under the Internal Revenue Code, by his or her guardian or legal representative.

                  (c) Certificates for Shares purchased upon exercise of Options shall be issued either in the name of the Grantee, or in the name of the Grantee and another person jointly with the right of survivorship. Such certificates shall be delivered as soon as practicable following the date the Option is exercised.

                  (d) An Option shall be exercised by the delivery to the Company at its principal office, to the attention of its Secretary, of written notice of the number of Shares with respect to which the Option is being exercised, and of the name or names in which the certificate for the Shares is to be issued, and by paying the purchase price for the Shares in accordance with Paragraph 7 hereof.

                  (e) Notwithstanding any other provision in this Plan, no Option may be exercised unless and until (i) this Plan has been approved by the Board and by the shareholders of

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the Company, and (ii) the Shares to be issued upon the exercise thereof have been registered under the Securities Act of 1933 and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration. The Company shall not be under any obligation to register under applicable Federal or state securities laws any Shares to be issued upon the exercise of an Option granted hereunder, or to comply with an appropriate exemption from registration under such laws, in order to permit the exercise of an Option or the issuance and sale of Shares subject to such Option. If the Company chooses to comply with such an exemption from registration, the certificates for Shares issued under the Plan may, at the direction of the Committee, bear an appropriate restrictive legend restricting the transfer or pledge of the Shares represented thereby, and the Committee may also give appropriate stop-transfer instructions to the transfer agent of the Company; provided, however, that if the operation of this Paragraph 9(e) would cause Incentive Stock Options to become exercisable in such a way as to violate Paragraph 6(c) hereof, the exercisability of such Incentive Stock Options shall be delayed as necessary to avoid such a violation.

                  (f) Any person exercising an Option or transferring or receiving Shares pursuant to the exercise of an Option, shall comply with all regulations and requirements of all governmental authorities having jurisdiction over the issuance, transfer, or sale of securities of the Company, and the requirements of any securities exchange on which the Shares are then listed, and as a condition to receiving any such Shares, shall execute all such instruments as the Committee, in its sole discretion, may deem necessary or advisable.

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                  (g) Each Option shall be subject to the requirement that if the Committee shall determine that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental or regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance or purchase of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effective or obtained, free of any conditions not acceptable to the Committee.

                  (h) Any optionee who disposes of shares of Common Stock acquired in the exercise of an incentive stock option by sale or exchange either
(a) within two years after the date of the grant of the option under which the stock was acquired, or (b) within one year after the acquisition of such shares, shall immediately notify the Company of such disposition, and of the amount realized, and of the optionee's adjusted basis in such shares.

                  (i) Any optionee who disposes of shares of Common Stock acquired in the exercise of a non-qualified stock option at any time, shall immediately notify the Company of such disposition, and of the amount realized, and of the optionee's adjusted basis in such shares.

         10.      Effect of Termination of Employment or Death

                  (a) If the employment of a Grantee with the Company or a Subsidiary shall at any time be terminated for cause, then and in that event all rights of any kind under any Option then held by such Grantee shall immediately lapse and terminate.

                  (b) If a Grantee shall at any time cease to be employed by the Company for any reason other than the termination of the Grantee's employment for cause or the death of the

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Grantee, then and in that event the term of each Option held by such Grantee shall expire on the earlier of (i) the termination date set forth in the Option, or (ii) three (3) months after the date on which employment terminates. During such period, the Option shall be exercisable only to the extent it was exercisable at the time of termination of employment. If, however, the death of the Grantee should occur before the date on which the Option would terminate hereunder, the termination of the Option will be governed by subparagraph 10(c) below.

                  (c) Upon the death of any Grantee, any Option then held by such Grantee which shall not have lapsed or terminated prior to the Grantee's death, shall, notwithstanding the termination date stated in such Option, be exercisable by the executors, administrators, legatees or distributees of the Grantee's estate for a period of six (6) months after the Grantee's death, as to that number of Shares which were purchasable by the Grantee at the time of his or her death; provided, however, that in no case shall an Incentive Stock Option granted to an Optionee remain exercisable after a date ten (10) years after the date on which such Incentive Stock Option was granted; nor in any case shall an Incentive Stock Option granted to an Optionee-Shareholder remain exercisable after a date five (5) years from the date on which such Incentive Stock Option was granted.

                  (d) In the case of the exercise of an option by a person or estate acquiring the right to exercise by bequest or inheritance, the Committee may require reasonable evidence as to the ownership of the option, and may require such consents and releases of taxing authorities as it may deem advisable.

         11.      No Special Employment Rights

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                  Nothing contained in the Plan or in any Option shall confer upon any Grantee any right with respect to the continuation of his or her employment by the Company, or interfere in any way with the rights of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Grantee from the rate in existence at the time of the grant of an Option, or to add, reduce, expand or eliminate employee benefits to which the Grantee shall otherwise be entitled. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of employment shall be determined by the Committee at the time.

         12.      Rights as a Shareholder

                  The Grantee of an Option shall have no rights as a shareholder with respect to any Shares covered by the Option until the date such Option is exercised. Except as otherwise expressly provided in the Plan no adjustment shall be made for dividends or other rights, for which the record date occurs prior to the date of exercise.

         13.      Anti-dilution Provision

                  Except as otherwise expressly provided herein, the following provisions shall apply to all Shares authorized for issuance and optioned, granted or awarded under the Plan:

                  (a) In case the Company shall (i) declare a dividend or dividends on its Shares payable in shares of its capital stock, (ii) subdivide its outstanding Shares, (iii) combine its outstanding Shares into a smaller number of shares, or (iv) issue any shares of capital stock by reclassification of its Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of shares of capital

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stock authorized under the Plan will be adjusted proportionately. Similarly, in any such event, there will be a proportionate adjustment in the number of shares of capital stock subject to unexercised Options (but without adjustment to the aggregate option price for such Option).

                  (b) In the event that the outstanding common stock of the Company is changed or converted into, or exchanged for, a different number or kind of shares or other securities of the Company or of another corporation, by reason of reorganization, merger, consolidation or combination, appropriate adjustment will be made by the Committee in the number and kind of Shares for which Options may or may have been awarded under the Plan, to the end that the proportionate interests of Grantees shall be maintained as before the occurrence of such event; provided, however, that in the event of any kind of delayed transaction which may constitute a change in control of the Company, the Committee, with the approval of the majority of the members of the Board who are not then holding Options, may modify any and all outstanding Options so as to accelerate, as a consequence of or in connection with such transaction, a Grantee's right to exercise any such option.

         14.      Withholding Taxes

                  Whenever an Option is to be exercised under the Plan, the Company shall have the right to require the Grantee, as a condition of exercise of the Option, to remit to the Company an amount sufficient to satisfy the Company's (or a Subsidiary's), Federal, state and local withholding tax obligation, if any, that will, in the sole opinion of the Committee, result from such exercise.

         15.      Amendment of the Plan

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                  The Plan may at any time or from time to time be terminated, modified or amended by a majority of the shareholders of the Company. The Board may at any time and from time to time modify or amend the Plan in any respect, except that, without shareholder approval, the Board may not (a) materially increase the benefits accruing to participants under the Plan, (b) increase the number of Shares which may be issued under the Plan, or (c) modify the requirements as to eligibility for participation under the Plan. The termination or modification or amendment of the Plan shall not, without the consent of a Grantee, affect his rights under an Option previously granted to him or her. With the consent of the Grantee, the Board may amend outstanding options in a manner not inconsistent with the Plan.

         16.      Miscellaneous

                  (a) It is expressly understood that this Plan grants powers to the Committee, but does not require their exercise; nor shall any person, by reason of the adoption of this Plan, be deemed to be entitled to the grant of any Option, nor shall any rights begin to accrue under the Plan except as Options may be granted hereunder.

                  (b) All expenses of the Plan, including the cost of maintaining records, shall be borne by Company.

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                               PCI SERVICES, INC.

                                STOCK OPTION PLAN

                                 AMENDMENT NO. 1

         PCI Services, Inc., a Delaware corporation (the "Company"), heretofore adopted the PCI Services, Inc. Stock Option Plan (the "Plan") as an additional incentive to key employees and members of the Board of Directors to enter into or remain in the service of the Company and to devote themselves to the Company's success by providing them with an opportunity to acquire or increase their proprietary interest in the Company. By action of its Board of Directors, the Company has amended the Plan, effective on Wednesday, February 5, 1992 (the "Effective Date"), as hereinafter set forth:

         Section 4(a) of the Plan is hereby amended in its entirety to read as follows:

                  4.       Administration of Plan

                           (a) (i) This Plan shall be administered by the
Committee. Except as otherwise expressly provided in this Plan, the Committee shall have the authority to interpret the provisions of the Plan, to construe the terms of any Option, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of Options granted hereunder, and to make all other determinations which shall, in the judgment of the Committee, be necessary or desirable for the administration of the Plan. Without limiting the foregoing, and subject to subsection (ii) of this Section 4(a), the Committee, shall, to the extent and in the manner contemplated herein, exercise the discretion granted to it to determine who shall participate in the Plan, how many Shares shall be sold to each such participant, and the prices at which Shares shall be sold to participants. The Committee may correct any defect or supply any omission or reconcile

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any inconsistency in the Plan or in any Option in the manner and to the extent it shall deem expedient to carry the Plan into effect, and shall be the sole and final judge of such expediency.

                                    (ii) Notwithstanding the foregoing, with
respect to each member of the Board of Directors of the Company who is not an employee of the Company ("Non-employee Director"), options shall be granted without any further action by the Committee, in accordance with the following subclauses of this subsection (ii), and there shall be no grant of options under this Plan to a Non-employee Director other than in accordance with the following subclauses:

                                        (A) Each Non-employee Director serving
on the Board of Directors on the Effective Date shall be granted an Option to purchase, at a price equal to the public offering price of shares of Common Stock, 25,000 Shares, such Option to be exercisable in cumulative installments of (I) one-fifth of the number of Shares granted under the Option on or after the date of grant, and (II) one-fifth of the number of Shares under the Option on or after each of the next four anniversary dates of the date of grant.

                                        Executed this 5th day of February, 1992.

                                       PCI SERVICES, INC.

Attest:

/s/ Eugene M. Schloss, Jr.             By:/s/Daniel F. Gerner
-----------------------------             -------------------------------------
Eugene M. Schloss, Jr.                    Daniel F. Gerner
Secretary                                 President

[Corporate Seal]


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